Exhibit 10.3

FORM OF AMENDMENT NO. 1B TO
12% SERIES B CONVERTIBLE BOND

Dear Series B Investor

Re: Amendment No. 1B to 12% Series B Convertible Bond

This Amendment No. 1B (the “Amendment”) to the 12% Series B Convertible Bond (the “Bonds”), as supplemented, hereby amends certain terms contained in (i) those certain Bonds issued to investors in connection with the private placement offering by Staffing 360 Solutions, Inc. (the “Company”) of the Bonds that had a final closing on November 24, 2014, in an aggregate of $981,500 and (ii) the 12% Series B Convertible Bond Purchase Agreement (the “Agreement”) entered into by and between the Company and you (the “Investor”). Such Bond’s Maturity Date was September 30, 2015. The parties have agreed to amend the terms of the Bonds and the Agreement on the terms set forth herein. Capitalized terms used herein without definition shall have the respective meanings given to them in the Bonds or the Agreement, as applicable.

1.	The first sentence of Section 1.2 of the Bonds is hereby deleted in its entirety and replaced with the following:

“The Principal Amount and all accrued but unpaid interest payments, shall be due on November 6, 2015 (the “Maturity Date”), unless earlier converted.”

2.	The first sentence of Section 1.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Payment of the Bonds will be made on November 6, 2015 (the “Maturity Date”).”

Except as expressly amended hereby, all of the terms and conditions of the Bond shall remain un-amended and in full force and effect. Please acknowledge your agreement to the foregoing, by signing in the space provided below.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the last date written below.

STAFFING 360 SOLUTIONS, INC.

By:
Name:	Brendan Flood
Title:	Executive Chairman

Date:

INVESTOR:

Date: